      As filed with the Securities and Exchange Commission on January 12, 1999
                                           Registration No. 333-______________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         INTERNATIONAL NETWORK SERVICES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                              77-0289509
 (STATE OF INCORPORATION)                                   (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

                               1213 INNSBRUCK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1998 DIRECTOR OPTION PLAN
                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)


                                KEVIN J. LAUGHLIN
                             CHIEF FINANCIAL OFFICER
                          INTERNATIONAL NETWORK SERVICES
                               1213 INNSBRUCK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                                  (408) 542-0100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                                     COPY TO:
                             ELIZABETH R. FLINT, ESQ.
                         WILSON SONSINI GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                  (650) 493-9300


                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                     TITLE OF EACH CLASS                       MAXIMUM AMOUNT    PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
                       OF SECURITIES TO                             TO BE            OFFERING       AGGREGATE AMOUNT   REGISTRATION
                        BE REGISTERED                            REGISTERED       PRICE PER SHARE     OF OFFERING        FEE (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
  Reserved under 1996 Employee Stock Purchase Plan              658,381 shares   $ 53.71       (2)     $ 35,361,644       $ 9,831
  Reserved under 1998 Director Option Plan                      300,000 shares   $ 63.19       (3)     $ 18,957,000       $ 5,270
  Reserved and outstanding under 1998 Nonstatutory Stock Plan 4,500,000 shares   $38.03/63.19  (4)     $203,252,998       $56,504
                                                              ----------------                         ------------
                  TOTAL                                       5,458,381 shares                         $257,571,642       $71,605
-----------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(2) A total of 1,858,381 shares have been reserved for issuance under the 1996 Employee Stock Purchase Plan, 658,381 shares of which are being registered hereby and 1,200,000 shares of which were previously registered. The exercise price of $ 53.71 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, is 85% of the fair market value of a share of International Network Services Common Stock on January 5, 1999. Pursuant to the 1996 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the offering purchase period.
(3) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the estimated price of $ 63.19 per share and was computed in accordance with Rule 457 by averaging the high and low prices of a share of International Network Services Common Stock as reported on the Nasdaq National Market on January 5, 1999.
(4) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $38.03 per share covering 3,223,450 outstanding options and the estimated exercise price of $ 63.19 per share covering 1,276,550 authorized but unissued shares. The estimated exercise price of $ 63.19 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of International Network Services Common Stock as reported on the Nasdaq National Market on January 5, 1999.
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
                           INTERNATIONAL NETWORK SERVICES
                         REGISTRATION STATEMENT ON FORM S-8

                                       PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The contents of the Registration Statement are incorporated herein by reference. In addition, there are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed pursuant to Section 13(a) of the Exchange Act;

          (c) The Registrant's Current Report on Form 8-K dated November 20, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          (d) The Registrant's Current Report on Form 8-K dated December 17, 1998, filed pursuant to Section 13(a) of the Exchange Act;

          (e) The Registrant's Current Report on Form 8-K dated December 28, 1998, filed pursuant to Section 13(a) of the Exchange Act; and

          (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed August 2, 1996 pursuant to
Section 12(g) of the Exchange Act, which was declared effective on September 18, 1996, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Certificate of Incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

          The Registrant has entered into agreements to indemnify its directors, executive officers and certain key employees, in addition to the indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors, officers and certain key employees for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director, officer, employee or agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

    Exhibit
    Number              Description
------------------------------------------------------------------------------
      4.1     Certificate of Incorporation. (1)

      4.2     Bylaws. (1)

      4.3     1998 Director Option Plan. (2)

      4.4     1998 Nonstatutory Stock Option Plan. (3)

      4.5     1996 Employee Stock Purchase Plan, as amended. (2)

      5.1     Opinion of Counsel as to legality of securities being registered.

     23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2     Consent of Counsel (contained in Exhibit 5.1).

     24.1     Power of Attorney (see page II-5).

-------------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 28, 1998.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Certificate of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 11th day of January 1999.

                                   INTERNATIONAL NETWORK SERVICES

                                   By:  /s/ Kevin J. Laughlin
                                        ---------------------------------
                                        Kevin J. Laughlin
                                        Vice President, Finance and Chief
                                        Financial Officer



                                   POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Drew and Kevin J. Laughlin, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                 TITLE                                 DATE

 /s/ Donald K. McKinney          Chairman of the Board                               January 11, 1999
-----------------------------
        Donald K. McKinney

  /s/ John L. Drew               President, Chief Executive Officer and Director     January 11, 1999
-----------------------------    (Principal Executive Officer)
           John L. Drew

  /s/ Kevin J. Laughlin          Vice President, Finance and Administration, Chief   January 11, 1999
-----------------------------    Financial Officer and Secretary (Principal
        Kevin J. Laughlin        Financial and Accounting Officer)


  /s/ Douglas C. Allred          Director                                            January 11, 1999
-----------------------------
        Douglas C. Allred

  /s/ Vernon R. Anderson         Director                                            January 11, 1999
-----------------------------
        Vernon R. Anderson

  /s/ David Carlick              Director                                            January 11, 1999
-----------------------------
          David Carlick

  /s/ Lawrence G. Finch          Director                                            January 11, 1999
-----------------------------
        Lawrence G. Finch

                            INTERNATIONAL NETWORK SERVICES
                          REGISTRATION STATEMENT ON FORM S-8


                                  INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                           DESCRIPTION

      4.1        Certificate of Incorporation. (1)

      4.2        Bylaws. (1)

      4.3        1998 Director Option Plan. (2)

      4.4        1998 Nonstatutory Stock Option Plan. (3)

      4.5        1996 Employee Stock Purchase Plan, as amended. (2)

      5.1        Opinion of Counsel as to legality of securities being registered.

     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2        Consent of Counsel (contained in Exhibit 5.1).

     24.1        Power of Attorney (see page II-5).

-------------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 28, 1998.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.



                                      i